Pitney Bowes Expands Cross-Border Ecommerce Capabilities with the Acquisition of Borderfree
Acquisition to Accelerate the Long-term Growth of Pitney Bowes

STAMFORD, Conn.--(BUSINESS WIRE)--May 5, 2015-- Pitney Bowes Inc. (NYSE:PBI), a global technology company that provides innovative products and solutions to power commerce, today announced that it has signed a definitive agreement to acquire Borderfree (NASDAQ:BRDR), a market leader in global ecommerce solutions. Borderfree’s cross-border ecommerce solutions complement and expand Pitney Bowes’ existing ecommerce capabilities, which help clients grow their businesses internationally by reducing the complexity of cross-border ecommerce.

“The acquisition of Borderfree not only makes sense for our clients, it accelerates our strategic vision to grow our company through expansion of our digital commerce businesses,” said Marc B. Lautenbach, President and Chief Executive Officer, Pitney Bowes. “The combination of Borderfree’s cross-border ecommerce capabilities with our own solutions expands our portfolio of offerings and extends our global reach. We’ve had a long-standing relationship with Borderfree and know the company well. Together, we have a significant opportunity to help our clients expand and grow by providing a comprehensive range of complementary, cross-border ecommerce solutions in the fast-growing global ecommerce marketplace.”

Under the terms of the definitive agreement, Pitney Bowes will commence a tender offer for all outstanding common shares of Borderfree, at $14.00 per share in cash or approximately $395 million in the aggregate, net of expected cash and investments on Borderfree’s balance sheet at the time of closing. The acquisition of Borderfree meets all financial criteria for acquisitions that the Company has previously presented. The tender offer is conditioned on Borderfree’s stockholders tendering at least a majority of Borderfree’s outstanding shares in the tender offer, clearance under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions. The acquisition is expected to close in the second quarter 2015.

“We’re excited to join forces with Pitney Bowes,” said Michael DeSimone, Chief Executive Officer of Borderfree. “Pitney Bowes’ technology, commerce and logistics expertise will help accelerate our growth and the ability for our combined businesses to realize our full potential as a leader in the dynamic global ecommerce market.”

Borderfree provides cross-border ecommerce solutions through a proprietary technology and services platform that enables retailers in the United States and United Kingdom to transact with consumers around the world. Its customers include retailers, department stores, apparel brands, and lifestyle brands that sell a range of physical goods online. Borderfree generated $125 million in revenue in 2014. It has 253 employees and is headquartered in New York, NY, with offices in Tel Aviv, Israel; Dublin, Ireland; and Brighton, England.

About Borderfree

Borderfree is a market leader in global ecommerce solutions, operating a technology and services platform that the world’s most iconic brands rely on to expand globally and transact with customers in more than 100 countries and territories and more than 60 currencies worldwide. Borderfree manages all aspects of the international shopping experience, including site localization, multi-currency pricing, payment processing, fraud management, landed cost calculation, customs clearance and brokerage and global logistics services while maintaining the integrity of our customers’ brand and the consumer experience. For more information, visit www.borderfree.com.

About Pitney Bowes

Pitney Bowes (PBI) is a global technology company offering innovative products and solutions that enable commerce in the areas of customer information management, location intelligence, customer engagement, shipping and mailing, and global ecommerce. More than 1.5 million clients in approximately 100 countries around the world rely on products, solutions and services from Pitney Bowes. For additional information, visit Pitney Bowes at www.pb.com.

Additional Information

The tender offer for the outstanding common stock of Borderfree has not yet commenced. This communication is for informational purposes only and it is neither an offer to purchase nor a solicitation of an offer to sell shares of Borderfree common stock. At the time the tender offer is commenced, Pitney Bowes will file a tender offer statement, containing an offer to purchase, a form of letter of transmittal and other related tender offer documents with the Securities and Exchange Commission (the “SEC”), and Borderfree will file a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the tender offer with the SEC. Borderfree’s stockholders are strongly advised to read these tender offer materials, as well as any other documents relating to the tender offer and the associated transactions that are filed with the SEC, carefully and in their entirety when they become available, and as they may be amended from time to time, because they will contain important information about the tender offer that Borderfree’s stockholders should consider prior to making any decisions with respect to the tender offer. Once filed, stockholders of Borderfree will be able to obtain a free copy of these documents at the website maintained by the SEC at www.sec.gov, by directing a request to Pitney Bowes, Investor Relations, 203-351-6349 or e-mail: investorrelations@pb.com.

Forward-Looking Statements

This communication contains statements that are forward-looking. We want to caution readers that any forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 may change based on various factors. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties and actual results could differ materially. Words such as “estimate”, “target”, “project”, “plan”, “believe”, “expect”, “anticipate”, “intend” and similar expressions may identify such forward-looking statements. Such forward-looking statements include the anticipated changes in the business environment in which Pitney Bowes operates and in Pitney Bowes’ future operating results relating to the potential benefits of a transaction with Borderfree and the ability of Pitney Bowes to complete the acquisition of Borderfree, including the parties’ ability to satisfy the conditions to the transaction set forth in the definitive agreement for the transaction. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the tender offer and the associated transactions; the possibility that various conditions to the consummation of the transaction may not be satisfied or waived; the possibility that competing offers or acquisition proposals will be made; the effects of disruption from the transaction on the respective businesses of Pitney Bowes and Borderfree; the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; and the fact that the announcement and pendency of the transaction may make it more difficult to establish or maintain relationships with employees, customers and other business partners; other risks and uncertainties pertaining to the business of Pitney Bowes and Borderfree detailed in their respective filings with the SEC from time to time.

Forward-looking statements in this document should be evaluated together with the many uncertainties that affect the businesses of Pitney Bowes and Borderfree, in their respective 2014 Annual Reports on Form 10-K and in their other reports with the SEC. The reader is cautioned not to rely unduly on these forward-looking statements. Pitney Bowes expressly disclaims any intent or obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Source: Pitney Bowes Inc.

Pitney Bowes Inc.
Editorial
Bill Hughes, 203-351-6785
Chief Communications Officer
or
Financial
Charles F. McBride, 203-351-6349
 VP, Investor Relations